SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-10585

Date of the report (Date of earliest event reported): October 20, 2003

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4996950
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Church & Dwight Co., Inc. is filing this amendment to its Form 8-K/A filed on January 2, 2004 to provide additional financial information responsive to Item 7, Financial Statements and Exhibits, with regard to the purchase of Unilever’s oral care business in the United States and Canada.

Page
OVERVIEW			1-2

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	(a)	Financial statements of business acquired	3-18

	(b)	Pro forma financial information	19-24

	(c)	Exhibit 23 – Consent of Independent Auditors	27

OVERVIEW

The accompanying combined financial statements of the Unilever Home & Personal Care North America Oral Care Business (the “Oral Care Business”) have been prepared from the Unilever Group’s accounting records and present the net assets sold to Church & Dwight Co., Inc. (C&D) and revenues and expenses directly or indirectly attributable to the Oral Care Business sold to C&D. The accompanying financial statements are not intended to be a complete presentation of the Oral Care Business’s financial position, results of operations and cash flows. In addition, the accompanying financial statements are presented on a historical basis and do not give effect to any purchase accounting adjustments made by C&D as a result of the acquisition of the Oral Care Business as of October 20, 2003. The financial statements as of December 31, 2002 and 2001 and for each of the years then ended have been audited and the audit report thereon is included with the financial statements. The financial statements at September 27, 2003 and for the nine months ended September 27, 2003 and September 28, 2002 are unaudited.

As reflected in the attached combined financial statements, the revenues of the Oral Care Business have continued to decline from 2001 through September 2003. Net sales of this business had been in decline since 2001 when total net sales of $179.6 million were recorded. Thereafter net sales declined to $165.3 million in 2002. Moreover, during the nine months ended September 27, 2003 net sales were $93.6 million, a 24% decrease from net sales of $123.9 million during the nine months ended September 28, 2002. C&D management believes that the decline in advertising and promotion support for the Oral Care Business contributed to the decline in sales for these periods. During the nine months ended September 27, 2003, advertising and promotion expense declined to $7.0 million, a 34% reduction from the $10.6 million incurred during the nine months ended September 28, 2002. Nevertheless, management believes the acquisition provides attractive opportunities for the following reasons:

•	Brand Equities – Although the Oral Care Business has been in decline for several years, management believes the acquired brand equities remain strong, and the business can be revitalized through additional focus, new product development and marketing support. All four products are well-established brands with distinct market positions. PEPSODENT and AIM, a traditional toothpaste and gel respectively, are positioned as value brands, with particularly strong distribution in the mass and dollar channels of trade, which have experienced steady growth in recent years. CLOSE-UP is marketed as a value-to mid-priced breath-freshening toothpaste and MENTADENT is premium-priced and marketed as a serious oral care product. Information available to management indicates that Unilever reduced its marketing support for these brands following its decision to sell the Oral Care Business. Management believes that a marketing effort directed at revitalizing these well-known brands can slow the decline and eventually stabilize these brands over the next two or three years.

•	Economies of Scale – Management believes that integration of the manufacturing, sales, marketing and accounting functions of the Oral Care Business with those of C&D can increase efficiencies and margins relating to C&D’s oral care products. The sales, marketing and accounting functions were integrated in January 2004. In addition, C&D intends to shift the manufacture of the acquired toothpaste brands to its plant at Lakewood, NJ, which specializes in manufacturing personal care products. Manufacture of PEPSODENT, AIM and CLOSE-UP in Lakewood is expected to commence in March 2004, and manufacture of MENTADENT in Lakewood is expected to commence in August 2004.

•	Increased Market Share – Management believes that the acquisition of the Oral Care Business strengthens C&D’s important oral care business by tripling unit sales and more than doubling its dollar sales to 11-12% of the $2 billion retail toothpaste market. In particular, Management believes this broader product line will strengthen C&D’s position with the retail trade.

While C&D has plans to stabilize declining sales volumes for the acquired brands and ultimately increase sales, there can be no assurance that this will occur, when it will occur and the extent to which the declining trend can be reversed. Moreover, the results of revenues over expenses included in the accompanying combined statements of revenues and expenses are not necessarily indicative of expected results in future periods.

Forward Looking Statements

The above discussion contains forward-looking statements relating to, among other things, the opportunities presented to C&D as a result of its completion of the Oral Care Business acquisition, including the revitalization of the Oral Care Business; the potential for a marketing effort to slow the decline and eventually stabilize the acquired oral care brands; the potential increase in efficiencies and margins resulting from the integration of manufacturing, sales, marketing and accounting functions of the Oral Care Business with those of C&D; the shift of the manufacture of the acquired toothpaste brands to C&D’s Lakewood, New Jersey plant; and the strengthening of C&D’s position with the retail trade resulting from the broader product line. These statements represent the intentions, plans, expectations and beliefs of C&D, and are subject to risks, uncertainties and other factors, many of which are outside C&D’s control and could cause actual results to differ materially from such forward-looking statements. The uncertainties include assumptions as to market growth and consumer demand (including the effect of political and economic events on consumer demand), consumer reaction to marketing efforts, the financial condition of major customers and uncertainties and unanticipated delays involved in integrating the Oral Care Business into C&D’s existing operations. For a description of additional cautionary statements, see C&D’s quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the SEC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

		Page
(a)	Financial statements of business acquired.

	(i) Unilever Home & Personal Care North America-Oral Care Business

	AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS

	Report of Independent Auditors	5
	Combined Statements of Net Assets Sold at December 31, 2002 and 2001	6
	Combined Statements of Revenues and Expenses For the Years ended December 31, 2002 and 2001	7
	Notes to Combined Financial Statements	8-12

	UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

	Combined Statement of Net Assets Sold at September 27, 2003	14
	Combined Statements of Revenues and Expenses for the Nine Months Ended September 27, 2003 and September 28, 2002	15
	Notes to Unaudited Combined Financial Statements	16-18

Unilever Home & Personal Care North America

Oral Care Business

Combined Financial Statements

At and for the years ended

December 31, 2002 and 2001

Report of Independent Auditors

To The Board of Directors of Conopco, Inc. and Church & Dwight Co., Inc.:

We have audited the accompanying combined statements of net assets sold of the Oral Care Business of Unilever Home & Personal Care North America, a division of Conopco, Inc., a wholly owned subsidiary of Unilever N.V. and Unilever PLC as of December 31, 2002 and 2001 and the related combined statements of revenues and expenses (“combined statements”) for the years then ended. These combined statements are the responsibility of the Unilever Home & Personal Care North America management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements were prepared to present the assets sold less liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America pursuant to a purchase agreement as described in Note 1 and are not intended to be a complete presentation of the Oral Care Business of Unilever Home & Personal Care North America’s financial position, results of operations and cash flows.

In our opinion, the combined statements referred to above present fairly, in all material respects, the net assets sold of the Oral Care Business of Unilever Home & Personal Care North America at December 31, 2002 and 2001 and the related revenues and expenses, as described in Note 1, for the years then ended in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

Stamford, CT

February 25, 2004

Unilever Home & Personal Care North America

Oral Care Business

Combined Statements of Net Assets Sold

At December 31, 2002 and 2001

($ in thousands)

	2002	2001
Assets:
Inventories, net	$10,746	$9,793
Equipment, net	14,984	17,628

Total Assets	25,730	27,421

Accrued Liabilities	913	1,047

Commitments & Contingencies (Notes 8 and 10)
Net Assets Sold	$24,817	$26,374

The accompanying notes are an integral part of these combined financial statements.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

	2002	2001
Net sales	$165,319	$179,623

Cost of sales	72,996	83,543

Gross profit	92,323	96,080

Advertising and promotion	11,999	7,208
Research and development	2,753	3,903

Product contribution	77,571	84,969

Overhead expenses	14,570	20,030

Net Product Contribution after Overhead Expenses	$63,001	$64,939

The accompanying notes are an integral part of these combined financial statements.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

1.	Description of Oral Care Business

The accompanying combined statements of net assets sold and revenues and expenses present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America (“HPC NA”), a division of Conopco, Inc. (“Conopco”) which is wholly owned by Unilever N.V. and Unilever PLC (collectively, the “Unilever Group”). These accompanying combined financial statements have been prepared pursuant to the purchase agreement (the “Purchase Agreement”) between Conopco and Church & Dwight Co., Inc. dated September 9, 2003. Church & Dwight Co., Inc. has acquired certain assets, consisting of inventories and equipment (pursuant to section 1.02 of the Purchase Agreement), and assumed certain liabilities, relating to product returns and the redemption of consumer coupons (pursuant to section 1.04 of the Purchase Agreement).

The Oral Care Business presented in the combined statements of net assets sold and revenues and expenses is comprised of a range of oral care products that are manufactured, marketed and distributed in the United States, Canada and Puerto Rico, and exported to foreign markets. Specifically, the Oral Care Business consists of: Mentadent, which includes toothpaste, toothbrushes and whitening kits, Close-up toothpaste, Aim toothpaste and Pepsodent toothpaste. The combined statements of net assets sold and revenues and expenses specifically exclude oral care sales by other Unilever Group companies outside of HPC NA.

2.	Basis of Presentation

Complete financial statements of the Oral Care Business have not been prepared as HPC NA does not maintain the business as a separate reporting unit and does not prepare separate financial statements in accordance with generally accepted accounting principles in the United States of America in the normal course of business. The accompanying combined financial statements were prepared from the accounting records of HPC NA and include all revenues and expenses either directly attributable to or allocated to the Oral Care Business and certain costs provided by the Unilever Group and its affiliates either directly attributable to or allocated to the Oral Care Business. Balance sheet amounts such as cash, accounts receivable, other receivables, accounts payable, accruals (other than those specifically identified relating to product returns and the redemption of consumer coupons) and other payables, and equity are considered excluded from the combined statements of net assets sold in accordance with the terms of the Purchase Agreement. These combined statements are not intended to be a complete presentation of the financial position and results of the Oral Care Business.

As the Oral Care Business has been integrated within HPC NA, it relies on HPC NA, the Unilever Group and its affiliates to provide certain services to the Oral Care Business. All costs associated with managing the Oral Care Business in North America including those of regional management have been allocated to the Oral Care Business based on net sales. Global management costs not directly attributable to the Oral Care Business have not been allocated to the Oral Care Business.

These financial statements have been presented on a combined basis because the selected brands within the Oral Care Business are under common control. All significant intra-brand transactions and balances within the Oral Care Business have been eliminated.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

3.	Summary of Significant Accounting Policies

Revenue Recognition

Net sales to third parties are recognized upon delivery when title and risk of loss pass to the customer. Sales are recorded net of returns, pricing and cash discounts and other rebates. Export sales are recognized at the time goods leave the point of embarkation, when title and risk of loss pass to the customer.

Net Sales

Net sales represent gross sales to 3rd parties, less returns, cash discounts, as well as, customer discounts, coupons, slotting fees and cooperative advertising allowances made to wholesale customers.

Cost of Sales

Cost of sales are comprised of various internally driven allocations as well as costs directly attributable to the manufacturing process. Production costs such as material costs represent a direct charge to the respective brand production. Other production costs such as depreciation, direct labor, heat, light and power, repairs and maintenance and internal transport are allocated based on production line hours. Supply costs, such as warehousing and customer transport, are allocated based on pallet throughput and shipping weights, respectively. Other supply costs, such as buying and planning and supply support have been allocated based on their pro-rata share of production costs.

Overhead Expenses

Overhead expenses consist of costs related to personnel, third party consulting services, supplies, depreciation, repairs and maintenance, heating, lighting, apportionment of building related charges and other expenses of operating the Oral Care Business other than those included in product contribution. In addition, overhead expenses also include costs from the Unilever Group and its affiliates to provide management, administrative and other services including, but not limited to, selling activities, broker commissions, central marketing, information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal and certain other support. These overhead expenses are either directly attributable to or have been allocated to the Oral Care Business based on net sales.

Inventories

Inventories are comprised of finished goods, work-in-progress, and raw and packaging materials and are stated at the lower of cost or market based on the first-in, first-out method. The value of finished goods on-hand includes shipping and handling costs incurred for transportation from the point of manufacture to distribution centers. The value of finished goods on-hand also includes costs allocated from capitalized manufacturing variances at year-end. Provisions are made for slow-moving and obsolete inventory as necessary based on future salability of product.

Equipment

Equipment for the Oral Care Business is stated at cost. Depreciation is determined principally using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets are:

Machinery and equipment	5 – 16 years
Dies and molds	3 years

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

Major renewals and betterments are capitalized to the equipment accounts while minor replacements, maintenance and repairs, which do not extend the useful lives of the assets, are expensed as incurred.

Long-Lived Assets

Management reviews all long-lived assets for impairment and writes such assets down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For assets held for use, management performs undiscounted cash flow analyses to determine if impairment exists. Impairments are recognized whenever the expected future cash flows derived from such assets are less than such assets’ carrying value.

Foreign Currency Translation

The financial statements of operations outside of the United States are maintained in their local currencies. Assets of operations outside of the United States are translated from their respective functional currencies to U.S. dollars using exchange rates in effect at the end of the reporting period. Amounts in the combined statements of revenues and expenses are translated using the average exchange rates in effect during the period.

Advertising & Promotions

Advertising includes agency fees and commissions as well as production and media costs for television, magazines, radio and other media channels. Advertising costs incurred to produce media advertising are expensed in the year when the advertising first occurs; other advertising costs are expensed when incurred.

Promotions include funds used for printing and distribution of coupons and related freight costs, development and distribution of consumer samples, promotional materials and related distribution, and development of display units used for marketing, all of which have separable and identifiable benefits apart from the sales and for which the Oral Care Business incurs costs. These costs are expensed as incurred.

Research & Development

Research includes both consumer and trade marketing research. Development encompasses the development of products, processes, materials and packaging from date of conceptual formation up to production, including design, testing and construction of prototypes. Research and development costs are expensed as incurred.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the combined statements and accompanying notes. The most significant estimates relate to inventory valuation, useful lives of property plant and equipment, reserves related to returns, and trade and promotional allowances, and allocations of costs not directly attributable to the Oral Care Business. Actual results may differ from those estimates.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

4.	Inventories, net

At December 31, 2002 and 2001, inventories of the Oral Care Business consist of the following:

	2002	2001
Finished goods	$9,234	$8,286
Raw, packaging materials, and work-in-progress	1,536	1,751
Reserve for slow-moving and obsolescence	(24)	(244)

	$10,746	$9,793

The raw, packaging and work-in-progress of the Mentadent Brand Whitening Kit product are not included in the statements of net assets sold as they were not considered assets sold in accordance with the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, finished goods inventories were acquired by Church & Dwight Co., Inc. upon the closing. Raw, packaging materials, and work-in-progress will be acquired by Church & Dwight Co., Inc. upon the completion of the transition services agreements (See Note 10).

5.	Equipment

At December 31, 2002 and 2001, equipment of the Oral Care Business consisted of the following:

	2002	2001
Machinery and equipment	$31,499	$31,916
Dies and molds	3,505	2,913

	35,004	34,829

Less: accumulated depreciation	20,020	17,201

	$14,984	$17,628

Depreciation expense related to the net assets sold of the Oral Care Business totaled $3,068 and $3,179 for the years ended December 31, 2002 and 2001, respectively. Total depreciation as reflected in the combined statements of revenues and expenses, which includes depreciation associated with all assets related to production and operation of the Oral Care Business regardless of whether such assets were sold was $5,028 and $4,430 for the years ended December 31, 2002 and 2001, respectively.

6.	Accrued Liabilities

Accrued liabilities consist of $610 and $593 relating to product returns and $303 and $454 relating to the redemption of consumer coupons at December 31, 2002 and 2001, respectively.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

7.	Related Party

The combined statements reflect only net sales and related cost of sales to 3rd parties. The Oral Care Business also sells to other Unilever entities outside North America. Had these statements incorporated such related party sales, additional amounts of $9 and $87 in net sales would have been included for the years ended December 31, 2002 and 2001, respectively.

8.	Commitments & Contingencies

In the normal course of business, the Oral Care Business may be a party to claims, disputes, and legal and regulatory proceedings. Management provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets sold or revenues and expenses of the Oral Care Business.

In the normal course of business, the Oral Care Business has commitments related to future promotion, advertising and market research programs. These commitments are generally made approximately two to four months in advance of the expenditure. In accordance with the terms of the Purchase Agreement, promotion, advertising and market research commitments of approximately $8,135 became an obligation of Church & Dwight Co., Inc.

9.	Concentration of Credit Risk

Wal-Mart, encompassing Wal-Mart stores and Sam’s Club, represented approximately one quarter of total sales for the Oral Care Business for the years ended December 31, 2002 and 2001. Apart from this concentration of sales with Wal-Mart, management believes credit risk is limited due to the large number of the remaining customers and their dispersion across the United States and Canada.

10.	Transitional Services Agreement

Pursuant to the Purchase Agreement, Conopco and Church & Dwight Co., Inc. entered into transitional services agreements whereby Conopco provides certain business services for an agreed pricing. The principal business activities include order placement, product shipping, reporting, customer data transfer, inventory management, production planning, forecasting, manufacturing, storage, and management of direct marketing and trade deals. The agreed monthly pricing ranged from a flat fee of $100 for selling and administrative services, approximately $230 for research and development services and actual charges for other specified costs. In addition, there is specific manufacturing pricing by product. In accordance with the terms of the Purchase Agreement, the services provided by the transitional services agreement extended from the Closing Date, as defined in the Purchase Agreement, to January 16, 2004. Manufacturing services will extend from the closing date to no later than October 2004, depending on the specific product being manufactured.

Unilever Home & Personal Care North America

Oral Care Business

Unaudited Combined Financial Statements

At September 27, 2003 and for the nine months ended September 27, 2003 and September 28, 2002

Unilever Home & Personal Care North America

Oral Care Business

Unaudited Combined Statement of Net Assets Sold

At September 27, 2003

(Dollars in thousands)

Assets:

Inventories, net	$11,870
Equipment, net	12,651

Total Assets	24,521

Accrued Liabilities	1,153

Commitments & Contingencies (Note 6)

Total Net Assets Sold	$23,368

The accompanying notes are an integral part of these combined financial statements.

Unilever Home & Personal Care North America

Oral Care Business

Unaudited Condensed Combined Statements of Revenues and Expenses

For the Nine Months Ended September 27, 2003 and September 28, 2002

(Dollars in thousands)

	Sept. 27, 2003	Sept. 28, 2002
Net Sales	$93,563	$123,918
Cost of Sales	47,367	51,451

Gross Profit	46,196	72,467
Advertising and Promotion	7,033	10,560
Research and Development	2,319	2,115

Product Contribution	36,844	59,792
Overhead Expenses	8,840	10,833

Net Product Contribution after Overhead Expenses	$28,004	$48,959

The accompanying notes are an integral part of these combined financial statements.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Unaudited Combined Financial Statements

(Dollars in thousands)

1.	Description of Oral Care Business

The accompanying unaudited combined statements of net assets sold and revenues and expenses present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America (“HPC NA”), a division of Conopco, Inc. (“Conopco”) which is wholly owned by Unilever N.V. and Unilever PLC (collectively, the “Unilever Group”). These accompanying unaudited combined financial statements have been prepared pursuant to the purchase agreement (the “Purchase Agreement”) between Conopco and Church & Dwight Co., Inc. dated September 9, 2003. Church & Dwight Co., Inc. has acquired certain assets, consisting of inventories and equipment (pursuant to section 1.02 of the Purchase Agreement), and assumed certain liabilities, relating to product returns and the redemption of consumer coupons (pursuant to section 1.04 of the Purchase Agreement).

The Oral Care Business presented in the unaudited combined statements of net assets sold and revenues and expenses is comprised of a range of oral care products that are manufactured, marketed and distributed in the United States, Canada and Puerto Rico, and exported to foreign markets. Specifically, the Oral Care Business consists of: Mentadent, which includes toothpaste, toothbrushes and whitening kits, Close-Up toothpaste, Aim toothpaste and Pepsodent toothpaste. The unaudited combined statements of net assets sold and revenues and expenses specifically exclude oral care sales by other Unilever Group companies outside of HPC NA.

2.	Basis of Presentation

Complete financial statements of the Oral Care Business have not been prepared as HPC NA does not maintain the business as a separate reporting unit and does not prepare separate financial statements in accordance with generally accepted accounting principles in the United States of America in the normal course of business. The accompanying combined financial statements were prepared from the accounting records of HPC NA and include all revenues and expenses either directly attributable to or allocated to the Oral Care Business and certain costs provided by the Unilever Group and its affiliates either directly attributable to or allocated to the Oral Care Business. Balance sheet amounts such as cash, accounts receivable, other receivables, accounts payable, accruals (other than those specifically identified relating to product returns and the redemption of consumer coupons) and other payables, and equity are considered excluded from the combined statement of net assets sold in accordance with the terms of the Purchase Agreement. These combined statements are not intended to be a complete presentation of the financial position and results of the Oral Care Business.

As the Oral Care Business has been integrated within HPC NA, it relies on HPC NA, the Unilever Group and its affiliates to provide certain services to the Oral Care Business. All costs associated with managing the Oral Care Business in North America including those of regional management have been allocated to the Oral Care Business based on net sales. Global management costs not directly attributable to the Oral Care Business have not been allocated to the Oral Care Business.

These financial statements have been presented on a combined basis because the selected brands within the Oral Care Business are under common control. All significant intra-brand transactions and balances within the Oral Care Business have been eliminated.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

The interim combined financial statements presented are unaudited. They include all adjustments necessary to present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business at these interim dates. Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted. It is suggested that these unaudited interim combined financial statements be read in conjunction with the financial statements and notes thereto included in the attached Combined Financial Statements as of and for the year ended December 31, 2002. Revenues and expenses for the nine month periods ended September 27, 2003 and September 28, 2002 are not necessarily indicative of the revenues and expenses for the full year.

3.	Inventories, net

At September 27, 2003, inventories of the Oral Care Business consist of the following:

Finished goods	$10,568
Raw, packaging materials, and work-in-progress	1,379
Reserve for slow-moving and obsolescence	(77)

$11,870

The raw, packaging and work-in-progress of the Mentadent Brand Whitening Kit product are not included in the statement of net assets sold as they were not considered assets sold in accordance with the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, finished goods inventories were acquired by Church & Dwight Co., Inc. upon the closing. Raw, packaging materials, and work-in-progress will be acquired by Church & Dwight Co., Inc. upon the completion of the Transition Services Agreement (see Note 7).

4.	Equipment

At September 27, 2003 equipment of the Oral Care Business consisted of the following:

Machinery and equipment	$30,726
Dies and molds	3,505

34,231
Less: accumulated depreciation	21,580

$12,651

Depreciation expense related to the net assets sold of the Oral Care Business totaled $2,051 and $2,265 for the nine month periods ended September 27, 2003 and September 28, 2002, respectively.

5.	Related Party

The combined statements reflect only net sales and related cost of sales to 3rd parties. These businesses also sell to other Unilever entities outside North America. Had these statements incorporated such related party sales, additional amounts of $4 and $6 in net sales would have been recognized for the nine month periods ended September 27, 2003 and September 28, 2002, respectively.

Unilever Home & Personal Care North America

Oral Care Business

Notes to Combined Financial Statements

($ in thousands)

6.	Commitments & Contingencies

In the normal course of business, the Oral Care Business may be a party to claims, disputes, and legal and regulatory proceedings. Management provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets sold or revenues and expenses of the Oral Care Business.

In the normal course of business, the Oral Care Business has commitments related to future promotion, advertising and market research programs. These commitments are generally made approximately two to four months in advance of the expenditure. In accordance with the terms of the Purchase Agreement, promotion, advertising and market research commitments of approximately $8,135 become an obligation of Church & Dwight Co., Inc.

7.	Transitional Services Agreement

Pursuant to the Purchase Agreement, Conopco and Church & Dwight Co., Inc. entered into a transitional services agreement whereby Conopco will be a provider of certain business services for an agreed pricing. The principal business activities include order placement, product shipping, reporting, customer data transfer, inventory management, production planning, forecasting, manufacturing, storage, and management of direct marketing and trade deals. The agreed monthly pricing ranges from a flat fee of $100 for selling and administrative services, approximately $230 for research and development services and actual charges for other specified costs. In accordance with the terms of the Purchase Agreement, the services provided by the transitional services agreement will extend from the Closing Date, as defined in the Purchase Agreement, to January 16, 2004.

(b)	Pro forma financial information

The unaudited pro forma statement of combined revenues and expenses for the year ended December 31, 2002 is attached on page 19.

The unaudited pro forma statement of combined revenues and expenses for the nine month period ended September 27, 2003 and an unaudited balance sheet as of September 27, 2003, along with a description of all pro forma adjustments, are attached as pages 20 through 23.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma statements of income for the year ended December 31, 2002 and the nine months ended September 27, 2003 give effect to the acquisition of the Oral Care Business as if it occurred on January 1, 2002. The unaudited pro forma consolidated balance sheet as of September 27, 2003 gives effect to the acquisition of the Oral Care Business as if it occurred on September 27, 2003. The adjustments are described in the accompanying footnotes. The pro forma statements should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period.

The total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated. The excess of the purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based upon preliminary appraisal estimates which are in process and certain assumptions that management believes are reasonable. Fixed assets are being valued at historic amounts until the appraisal is completed. The actual allocation is subject to finalization of the appraisal and the determination of any working capital adjustment and the contingent payment. The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2003, June 27, 2003 and September 26, 2003.

Church & Dwight Co., Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2002

(Dollars in thousands, except per share data)	Historical CHD	Acquired Business	Pro forma Adjustments		Pro forma Results
Net Sales	$1,047,149	$165,319	$—		$1,212,468
Cost of Sales	735,928	72,996	6,324	(e)	815,248

Gross Profit	311,221	92,323	(6,324)		397,220
Marketing expenses	86,195	14,752	—		100,947
Selling, general and administrative expenses	120,512	14,570	2,055	(f)	137,137

Income from Operations	104,514	63,001	(8,379)		159,136
Equity in earnings of affiliates	21,520	—	—		21,520
Investment earnings	1,793	—	—		1,793
Other income/(expense)	(2,618)	—	—		(2,618)
Interest expense	(23,974)	—	(7,257	)(g)	(34,128)
			1,947	(h)
			(1,471	)(i)
			(3,373	)(j)

Income before minority interest and taxes	101,235	63,001	(18,533)		145,703
Income taxes	34,402	—	17,009	(k)	51,411
Minority interest	143	—	—		143

Net Income	$66,690	$63,001	$(35,542)		$94,149

Weighted average shares outstanding - Basic	39,630				39,630

Weighted average shares outstanding - Diluted	41,809				41,809

Earnings Per Share:
Net Income Per Share - Basic	$1.68				$2.38

Net Income Per Share – Diluted	$1.60				$2.25

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Income

For the Nine Months Ended September 26, 2003

(Dollars in thousands, except per share data)	Historical CHD	Acquired Business	Pro forma Adjustments		Pro forma Results
Net Sales	$770,127	$93,563	$—		$863,690
Cost of Sales	536,178	47,367	—	(e)	583,545

Gross Profit	233,949	46,196	—		280,145
Marketing expenses	66,136	9,352	—		75,488
Selling, general and administrative expenses	85,109	8,840	1,541	(f)	95,490

Income from Operations	82,704	28,004	(1,541)		109,167
Equity in earnings of affiliates	25,844	—	—		25,844
Investment earnings	910	—	—		910
Other income/(expense)	534	—	—		534
Interest expense	(14,716)	—	1,796	(h)	(16,553)
			(1,103	)(i)
			(2,530	)(j)

Income before minority interest and taxes	95,276	28,004	(3,378)		119,902
Income taxes	30,160	—	9,419	(k)	39,579
Minority interest	22	—	—		22

Net Income	$65,094	$28,004	$(12,797)		$80,301

Weighted average shares outstanding - Basic	40,132				40,132

Weighted average shares outstanding - Diluted	42,058				42,058

Earnings Per Share:
Net Income Per Share - Basic	$1.62				$2.00

Net Income Per Share – Diluted	$1.55				$1.91

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

September 26, 2003

(Dollars in thousands, except per share data)	Historical CHD	Acquired Business		Pro forma Adjustments		Pro forma Results
Current Assets:
Cash and cash equivalents	$76,696	$—		$(7,470	)(b)	$69,226
Accounts receivable, less allowance of $1,547	101,582	—		—		101,582
Inventories	78,411	11,870		6,324	(a)	96,605
Deferred income taxes	16,841	—		—		16,841
Note receivable - current	942	—		—		942
Prepaid expenses	5,702	—		—		5,702

Total Current Assets	280,174	11,870		(1,146)		290,898

Property, Plant and Equipment (Net)	247,325	12,651		—		259,976
Note Receivable	8,766	—		—		8,766
Equity Investment in Affiliates	150,888	—		—		150,888
Long-term Supply Contracts	5,865	—		—		5,865
Tradenames and Other Intangibles	87,952	—		32,383	(a)	120,335
Goodwill	205,691	—		48,477	(a)	254,168
Other Assets	29,707	—		2,017	(b)	27,597
				(4,127	)(c)

Total Assets	$1,016,368	$24,521		$77,604		$1,118,493

Liabilities and Stockholders’ Equity

Current Liabilities
Short-term borrowings	$62,915	$—		$—		$62,915
Accounts payable and accrued expenses	152,252	1,153		—		153,405
Current portion of long-term debt	1,203	—		—		1,203
Income taxes payable	21,009	—		(1,578	)(c)	19,431

Total current liabilities	237,379	1,153		(1,578)		236,954
Long-term Debt	254,574	—		100,099	(b)	354,673
Deferred Income Taxes	65,682	—		—		65,682
Deferred and Other Long-term Liabilities	26,626	—		5,000	(a)	31,626
Postretirement and Postemployment Benefits	15,858	—		—		15,858
Minority Interest	274	—		—		274
Total Stockholders’ Equity	415,975	23,368	(a)	(23,368	)(d)	413,426
				(2,549	)(c)

Total Liabilities and Stockholders’ Equity	$1,016,368	$24,521		$77,604		$1,118,493

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

(Dollars in thousands)

a)	For the purposes of these pro forma consolidated financial statements, the Company determined that the value of the total purchase consideration for the Oral Care Business (including fees and the minimum additional payment) was approximately $110,552.

The following is a summary of the calculation of the purchase price, as described above, as well as the preliminary allocation of the purchase price to the fair value of the net assets acquired:

Purchase of Oral Care Business	$103,490
Minimum Additional Payment	5,000
Direct acquisition fees	2,062

Total Purchase Price	110,552
Less fair value of net assets acquired	(62,075)

Excess purchase price over net assets acquired	$48,477

The book value of the net assets acquired as of September 27, 2003 was $23,368. The fair value of the net assets acquired was $62,075. The following is a reconciliation between the two amounts:

Book value of net assets	$23,368
Adjustment of inventory to fair value	6,324
Allocation to brand names	32,383

$62,075

A liability for the minimum additional payment was established as part of the initial purchase price allocation based upon the terms of the Asset Purchase Agreement.

b)	To record incremental borrowing and cash used to finance the transaction.

The acquisition was funded using available cash and by obtaining new Tranche B Term Loans through an amendment to the Company’s existing credit agreement. In connection with the amendment, the Company, among other things, was provided with new Tranche B Term Loans in the amount of $250 million, which were used to replace the existing Tranche B Term Loans of approximately $150 million, and used the remaining $100 million in connection with the funding of this transaction. The new Tranche B Term Loans have essentially the same terms as the replaced loans, but with more favorable interest rate provisions.

Borrowing	$250,000
Retirement of existing debt	(149,901)

Incremental debt	100,099
Financing fees	(2,017)
Acquisition of Oral Care Business (including acquisition fees)	(105,552)

Existing cash used to finance transaction	$(7,470)

c)	To write-off existing deferred financing fees related to the existing Term Loan as of September 26, 2003.

Balance as of September 26, 2003	$4,127
Tax benefit	(1,578)

Net income effect	$2,549

d)	To eliminate net assets acquired from Stockholders’ Equity.

e)	To record the effect of the step-up in inventory values related to product sold.

f)	To record tradename amortization expense over the estimated lives of between 10 and 20 years.

g)	To record the write-off of deferred financing costs related to refinancing.

h)	To reverse actual deferred financing cost amortization expense.

i)	To record new deferred financing cost amortization expense.

j)	To record incremental interest expense.

	Fiscal Year 2002	Nine Months Ended September 26, 2003
Additional amount borrowed $100,099 @ 3.37%	$3,373	$2,530

k)	To record tax impact of acquired business results and pro forma adjustments at 38.25%.

(c)	Exhibits

23 – Consent of Independent Auditors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC. a Delaware Corporation

Date: March 1, 2004	By:	/s/ Robert A. Davies III
Robert A. Davies III
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Title
23	Consent of Independent Auditors dated March 1, 2004